UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Solomon Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To be held on July 21, 2004

To our Stockholders:

The 2004 Annual Meeting of Stockholders of Solomon Technologies, Inc. will be held at the Hyatt Regency, 300 Light Street, Baltimore, Maryland, on July 21, 2004 at 10:00 a.m. local time. At the meeting, stockholders will consider and vote on the following matters:

•	To elect two members to our Board of Directors to serve as our Common Stockholder Directors until the 2005 Annual Meeting of Stockholders;

•	To elect three members to our Board of Directors to serve as our Series A Preferred Stockholder Directors until the 2005 Annual Meeting of Stockholders;

•	To ratify the 2003 Stock Option Plan;

•	To approve an amendment to our Certificate of Incorporation to increase our authorized common stock to 50 million shares and our authorized preferred stock to 10 million shares; and

•	Any other matter that may properly come before the meeting.

Stockholders of record at the close of business on June 30, 2004 are entitled to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

If you choose to attend the meeting, you will be asked to present valid picture identification and, if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of June 30, 2004.

By order of the Board of Directors,

Gary M. Laskowski

Chairman of the Board of Directors

Tarpon Springs, Florida

July 1, 2004

Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

July 21, 2004

This proxy statement contains information about the 2004 Annual Meeting of Stockholders of Solomon Technologies, Inc. The meeting will be held on July 21, 2004, beginning at 10:00 a.m. local time, at the Hyatt Regency, 300 Light Street, Baltimore, Maryland.

This proxy statement is furnished to our common stockholders in connection with the solicitation of proxies by the Board of Directors of Solomon Technologies, Inc. for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted:

•	for the persons nominated by our Board to serve as our Common Stockholder Directors, as described in Proposal 1;

•	in favor of ratifying our 2003 Stock Option Plan, as described in Proposal 2; and

•	in favor of approving the amendment to our Certificate of Incorporation to increase our authorized capital stock, as described in Proposal 3.

A stockholder may revoke any proxy at any time before it is exercised by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about July 7, 2004.

A copy of our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Solomon Technologies, Inc., Attention of Michael A. D’Amelio, Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689; telephone: (727) 934-8778.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting?

Only holders of record of our common stock, par value $0.001, and Series A Preferred Stock, par value $0.001, at the close of business on June 30, 2004, the record date for the meeting, are entitled to notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

•	Election of two members to our Board of Directors to serve as our Common Stockholder Directors until the 2005 Annual Meeting of Stockholders;

•	Election of three members to our Board of Directors to serve as our Series A Preferred Stockholder Directors until the 2005 Annual Meeting of Stockholders; and

•	Ratification of our 2003 Stock Option Plan.

•	Approval of an amendment to our Certificate of Incorporation to increase our authorized common stock from 25 million shares to 50 million shares and our authorized preferred stock from 5 million shares to 10 million shares.

The stockholders will also act on any other business that may properly come before the meeting.

Why are there two classes of directors?

Our Amended Certificate of Designation of Series A Preferred Stock establishes that our Board of Directors shall consist of five members:

•	Common Stockholder Directors—The holders of our common stock, as a class, shall be entitled to elect two members of our Board of Directors; and

•	Series A Preferred Stockholder Directors—The holders of Series A Preferred Stock, as a class, shall be entitled to elect three members of our Board of Directors.

In the case of any vacancy in the office of a director occurring among the directors elected by the Series A Preferred Stockholders, the remaining director or directors elected by the Series A Preferred Stockholders may elect a successor to hold the office for the unexpired term of the director.

In the case of any vacancy in the office of a director occurring among the directors elected by the common stockholders, the remaining director or directors elected by the common stockholders may elect a successor to hold the office for the unexpired term of the director.

Any Series A Preferred Stockholder Director may be removed during his or her term of office, whether with or without cause, by the Series A Preferred Stockholders. Any Common Stockholder Director may be removed during his or her term of office, whether with or without cause, by the common stockholders.

What are the voting rights of the holders of common stock and Series A Preferred Stock?

Each share of common stock is entitled to one vote on each matter on which it may vote. With respect to the election of directors, holders of common stock, voting as a class, will elect two Common Stockholder Directors.

Holders of Series A Preferred Stock, voting as a class, will elect three Series A Preferred Stockholder Directors. Each share of Series A Preferred Stock is entitled to one vote on each other matter on which it may vote.

On Proposals 2 and 3 being submitted at the meeting, holders of common stock and Series A Preferred Stock will vote together. On Proposal 3, holders of Series A Preferred Stock will also vote separately as a class.

Woodlaken LLC holds the irrevocable proxies to vote all of the shares of Series A Preferred Stock currently outstanding. Woodlaken has indicated that it will cast its votes for all three Series A Preferred Stock Directors that are nominated and for Proposals 2 and 3.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

How can I vote?

You can vote in one of two ways. You can vote by mail or you can vote in person at the meeting.

You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card?

Yes, you can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date, June 30, 2004, in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 2,462,689 shares, are present in person or by proxy. A quorum will also require that a majority of the shares of Series A Preferred Stock issued, outstanding and entitled to vote at the meeting, or at least 1,253,273 shares, are present in person or by proxy.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of Common Stockholder Directors. The two nominees receiving the highest number of votes cast at the meeting by the common stockholders will be elected as the Common Stockholder Directors, regardless of whether that number represents a majority of the votes cast.

Election of Series A Preferred Stockholder Directors. The three nominees receiving the highest number of votes cast at the meeting by the Series A Preferred Stockholders will be elected as the Series A Preferred Stockholder Directors, regardless of whether that number represents a majority of the votes cast.

Ratification of our 2003 Stock Option Plan. The affirmative vote of a majority of the total number of votes cast at the meeting by the holders of common stock and Series A Preferred Stock together as a single class is needed to ratify our 2003 Stock Option Plan.

Approval of amending our Certificate of Incorporation to increase our authorized capital stock. The affirmative vote of a majority of the issued and outstanding common stock and Series A Preferred Stock together as a single class and the affirmative vote of at least three-fourths of the issued and outstanding Series A Preferred Stock is needed to amend our Certificate of Incorporation to increase our authorized common stock and authorized preferred stock.

Other matters. The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve other matters to be voted on at the meeting.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card or on a ballot voted in person at the meeting. For matters where holders of Series A Preferred Stock vote with common stockholders, each share of Series A Preferred Stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either abstain from voting on a particular matter, or are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, because shares that abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to our Certificate of Incorporation, which requires the affirmative vote of a majority of the shares of common stock outstanding.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare Trust Company, Inc., our transfer agent and registrar. A representative of Computershare Trust Company, Inc. will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or there is a contested election for the Board of Directors.

How does the Board of Directors recommend that stockholders vote on the proposals?

The Board of Directors recommends that stockholders vote:

•	with respect to the common stockholders, for the election of the two nominees to serve as the Common Stockholder Directors on the Board of Directors;

•	with respect to the Series A Preferred Stockholders, for the election of the three nominees to serve as the Series A Preferred Stockholder Directors on the Board of Directors;

•	for the ratification of our 2003 Stock Option Plan; and

•	for the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock and preferred stock.

Will any other business be conducted at the meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-QSB for the second quarter of 2004, which we expect to file with the Securities and Exchange Commission in August 2004.

How and when may I submit a stockholder proposal for the 2005 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders at our principal corporate offices in Tarpon Springs, Florida as set forth below no later than March 9, 2005.

If a stockholder wishes to present a proposal before the 2005 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below. The required notice must be received by us by March 9, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting of

Stockholders, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal. Any proposals or notices should be sent to:

Michael A. D’Amelio, Secretary

Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

Phone: (727) 934-8778

Fax: (727) 934-8779

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expense of brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone by our directors, officers or employees who will receive no additional compensation for such services.

How can I obtain an Annual Report on Form 10-KSB?

If you would like a copy of our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2003, we will send you one without charge. Please contact:

Michael A. D’Amelio, Secretary

Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

Phone: (727) 934-8778

Fax: (727) 934-8779

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Michael A. D’Amelio, our secretary, at the address or telephone number listed above.

What is “householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:

Michael A. D’Amelio, Secretary

Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

Phone: (727) 934-8778

Fax: (727) 934-8779

If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board has nominated for election at the meeting a slate of two nominees to serve as Common Stockholder Directors—David E. Tether and David Lindahl, and three nominees to serve as Series A Preferred Stockholder Directors—Gary M. Laskowski, Michael D’Amelio and Jonathan Betts. Messrs. Tether, Lindahl, Laskowski and D’Amelio are currently serving on the Board.

The directors are to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, it is intended that all proxies will be voted for such substitute nominee as may be designated by the Board of Directors.

The following paragraphs provide information as of the date of this proxy statement about each nominee for the Board of Directors. The information presented includes information each director has given us about his age, all positions he holds with us, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he serves as a director. Information about the number of shares of common stock beneficially owned by each director, directly or indirectly, as of June 30, 2004, appears under the heading “Security Ownership of Management.” There are no family relationships among any of our directors and executive officers.

The Board of Directors recommends that our common stockholders vote “FOR” for both nominees for election to the Board of Directors as Common Stockholder Directors and the Board of Directors recommends that our Series A Preferred Stockholders vote “FOR” the three nominees for election to the Board of Directors as Series A Preferred Stockholder Directors.

NAME	AGE	POSITION
David E. Tether	54	Common Stockholder Director and Chief Executive Officer

David Lindahl	59	Common Stockholder Director

Gary M. Laskowski	51	Series A Preferred Stockholder Director and Chairman of the Board

Michael D’Amelio	46	Series A Preferred Stockholder Director and Secretary

Jonathan D. Betts	44	Series A Preferred Stockholder Director Nominee

Nominees for Directors

David E. Tether, Director (Common Stockholder Director) and Chief Executive Officer. Mr. Tether founded Solomon Technologies, Inc. in February 1993. He has been our Chairman from 1993 to 2004 and Chief Executive Officer since 1993. Mr. Tether has over 33 years experience with several start up and early stage growth companies primarily serving the Naval Air Warfare and Naval Air Test Centers at Patuxent River, Maryland. From 1982 to 1985, he led a team of scientists and engineers in designing and building the world’s first thermonuclear detonation simulator. Beyond classified projects in the electromagnetic emissions field, Mr. Tether has worked on encrypted networks and computer security measures for agencies including the Environmental Protection Agency, the U.S. Army and the American Chemical Society.

David Lindahl, Director (Common Stockholder Director). Mr. Lindahl has been a director of our company since 1994 and served as our president from February 1994 through February 1995. Mr. Lindahl served Presidents Reagan and Bush as Assistant Secretary of Energy from January 1986 through March 1991. While at the Department of Energy, he was responsible for developing the nation’s alternative fuels industry and was the chief architect of the Clean Air Act Amendments of 1990. Prior to that, he was the Energy and Environmental Policy Advisor to the U.S. Congress. In 1994, he retired from federal service as a Professional Staff Member of the House Committee on Energy and Commerce. In 1992, he joined the board of Town Creek Industries, Inc., which we acquired in 2001. Since June 2002, he has served as Executive Vice President of Savage Enterprises, Inc., a company engaged in combustion equipment research and development. In 1967, Mr. Lindahl earned his bachelor’s degree in earth sciences from Indiana University and, in 1968, earned his master’s degree from Western Michigan University in physical geography. In 1973, he earned a certificate from Massachusetts Institute of Technology in energy policy.

Gary M. Laskowski, Director (Series A Preferred Stockholder Director). Mr. Laskowski has been a director of our company since May 2004. Mr. Laskowski is a principal and founder of Venture Partners, a private investment bank founded in 1986. Mr. Laskowski served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm, and prior to that in a number of roles, including Vice President, Marketing, for Canberra Industries, Inc., a supplier of data acquisition and analysis systems. Mr. Laskowski serves on the boards of a number of companies involved in electronics, power systems and, software development. Mr. Laskowski holds a Bachelor’s Degree in Electrical Engineering from the University of Connecticut.

Michael D’Amelio, Director (Series A Preferred Stockholder Director). Mr. D’Amelio has been our secretary and a director of our company since May 2004. Mr. D’Amelio is the Managing Director and founder of JMC Venture Partners LLC. JMC is a private equity fund that focuses on manufacturing, distribution and manufacturing technology. In addition, Mr. D’Amelio is a partner in the investment banking firm of Grace Matthews. Prior to founding JMC, Mr. D’Amelio served as President and CEO of TACC International Corporation, a specialty chemical manufacturer with facilities located throughout the United States which was subsequently sold to a Fortune 500 buyer. Mr. D’Amelio serves on numerous corporate boards and committees and is a graduate of Northeastern University with a BS in Management.

Jonathan D. Betts, Director Nominee (Series A Preferred Stockholder Director). Mr. Betts is principal and founder of Venture Partners, a private investment bank, founded in 1986. Mr. Betts previously served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm and as Regional Sales Manager for Medical Electronics Corporation, a critical care medical instrumentation manufacturer. Mr. Betts has a Bachelor’s Degree in Electrical Engineering from Boston University.

PROPOSAL 2—RATIFY THE 2003 STOCK OPTION PLAN

Stockholders are being asked to ratify our 2003 Stock Option Plan. As of June 30, 2004, options to purchase an aggregate of 547,835 common shares were outstanding under the plan, with a weighted average exercise price of $1.53 per share. As of June 30, 2004, 1,452,165 shares were available for future grant under the plan. We have not granted any stock appreciation rights under the plan.

On June 25, 2004, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $1.42. All of the approximately 7 employees of our company and subsidiaries, as well as our directors and consultants are eligible to participate in the plan.

The plan is structured to allow our Board of Directors to create equity incentives in order to assist us in attracting, retaining and motivating the best available personnel for the successful conduct and growth of our business. We believe that the plan is an essential tool to link the long-term interests of stockholders and employees and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. We have included equity incentives as a significant component of compensation for a broad range of our employees. In addition, we believe this practice is critical to our ability to attract and retain employees in a highly competitive market for managerial and technical talent. Equity incentives are offered by most companies with which we compete for employees, and we believe it is essential to provide equity incentives to both new and existing employees.

Summary of 2003 Stock Option Plan

We adopted our 2003 Stock Option Plan in July 2003. We amended it in June 2004 to increase the number of shares of common stock reserved under the plan from 750,000 to 2,000,000. The plan provides for the grant of options intended to qualify as “incentive stock options,” options that are not intended to so qualify or “nonstatutory stock options” and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 2,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of “reload options” described below.

The plan is presently administered by our Board of Directors, which selects the eligible persons to whom options shall be granted, determines the number of shares of common stock subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the Board of Directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The Board of Directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of the number of shares of common stock used to exercise the option, and, with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the Board of Directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

Federal Tax Information

Tax effect for optionee. Options granted under the 2003 Stock Option Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of our company will be subject to tax withholding. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The foregoing is only a summary of the effect of federal income taxation upon the participant and us, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Tax effect for us. We generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Options Granted Under the 2003 Stock Option Plan

We are unable to predict the amount of additional benefits that will be received by or allocated to any particular participant under the 2003 Stock Option Plan. The table that follows shows as to each of our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and the various indicated groups and the options granted to purchase common stock under the plan together with the weighted average exercise price per share as of June 30, 2004:

	Option Plan Benefits
Name	Common Shares Underlying Options Granted	Weighted Average Exercise Price Per Share($/sh)
David E. Tether	162,807	$1.71
All named executive officers as a group (1 person)	162,807	$1.71
All non-executive directors as a group (2 persons)	20,000	$2.00
All employees, who are not named executive officers, as a group	365,028	$1.43

For the full text of our 2003 Stock Option Plan, please see Appendix I.

Interest of Certain Persons in Proposal 2

Our executive officers and directors have an interest in this proposal as they may receive stock option grants under the 2003 Stock Option Plan.

The Board of Directors recommends you vote “FOR” ratification of the 2003 Stock Option Plan.

PROPOSAL 3—AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE

AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Board of Directors unanimously recommends an amendment to our Certificate of Incorporation increasing:

•	the number of authorized shares of common stock from 25,000,000 to 50,000,000, and

•	the number of authorized shares of preferred stock from 5,000,000 to 10,000,000.

On June 30, 2004, 4,925,378 shares of common stock were issued and outstanding and an approximate additional 8.1 million shares were reserved for issuance for various purposes. Also on June 30, 2004, 3,000,000 shares of Series A Preferred Stock were authorized and 2,506,474 shares were issued and outstanding.

Purpose of Increasing Authorized Capital Stock

The Board of Directors believes that the flexibility provided by the increase in our capital stock to permit us to issue or reserve additional common stock and designate and issue additional shares of preferred stock, in the discretion of the Board of Directors, without the delay or expense of a special meeting of stockholders, is in the best interests of our company and our stockholders. Shares of common stock and preferred stock may be used for general purposes, including acquisitions, possible financing activities and other employee, executive and director benefit plans. Possible financing activities might include raising additional capital funds through offerings of shares of our common stock or of securities, such as preferred stock, convertible into or exchangeable for shares of our common stock. No further approval of our stockholders is required prior to the issuance of any additional shares of common stock or prior to the designation or issuance of any additional shares of preferred stock.

Proposed Issuance of Capital Stock

Our Board of Directors has authorized us to seek to raise up to $4 million in additional capital through the issuance of additional Series A Preferred Stock and warrants. This offering is proposed to be on the same terms as the May 2004 placement as summarized below. Except for the proposed placement, we have no present plans, arrangements, commitments or understanding with respect to the issuance of any of the additional shares of common stock or preferred stock that would be authorized by adoption of the amendment. If we do proceed with the proposed placement, we will not seek approval of stockholders prior to designating additional shares of Series A Preferred Stock nor issuing the securities proposed to be offered in the proposed placement.

We may raise up to $4 million in the proposed placement by issuing an additional 4 million shares of Series A Preferred Stock and warrants to purchase 8 million shares of common stock.

For a description of the Series A Preferred stock, see “Description of Capital Stock—Preferred Stock—Series A Preferred Stock” in this proxy statement. If we proceed with the proposed placement, we anticipate that our Board of Directors would authorize an increase in our Series A Preferred Stock from 3 million shares to 7 million shares and reserve for future issuance an additional 12 million shares of common stock for future issuance upon conversion of the additional 4 million shares of Series A Preferred Stock and exercise of the additional 8 million warrants.

It is anticipated that each investor in the proposed placement would grant Woodlaken, LLC an irrevocable proxy to vote his or her shares of Series A Preferred Stock for directors and other matters to which the Series A Preferred Stock is entitled a vote. The managers of Woodlaken are Gary M. Laskowski, our Chairman of the Board, and Jonathan D. Betts, a nominee to serve on our Board of Directors.

Each warrant would entitle the holder to purchase one share of common stock at $1.00 per share and would have a ten year term. We also anticipate granting the investors in the proposed placement registration rights to register the offer and sale of the common stock underlying the Series A Preferred Stock and warrants at no expense to the investors on or before January 6, 2005.

Preemptive Rights

Our common stockholders have no preemptive rights with respect to the additional shares of common stock or preferred stock being authorized or the securities proposed to be offered in the proposed placement.

Holders of Series A Preferred Stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock. If we proceed with the proposed placement, holders of Series A Preferred Stock will have preemptive rights to purchase their pro rata portion of the securities offered in such placement.

Effect of Additional Issuance

The issuance of any additional shares of common stock may have the effect of diluting the percentage of stock ownership, book value and voting rights of the present holders of the common stock. The amendment to increase our authorized capital stock also may have the effect of discouraging attempts to take over control of our company, as additional shares of common stock or preferred stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control of us. The amendment is not being proposed in response to any known effort or threat to acquire control of our company and is not part of a plan by management to adopt a series of amendments to our Certificate of Incorporation and Bylaws having an anti-takeover effect.

Proposed Amendment

If Proposal 3 is approved, we intend to file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware soon after the approval. The proposed amendment to our Certificate of Incorporation is set forth as follows:

“That Article IV of the Certificate of Incorporation be amended to read as follows:

ARTICLE IV

The Corporation shall have authority to issue shares as follows:

1. 50,000,000 shares of Common Stock, par value $0.001 per share; and

2. 10,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

The Board of Directors recommends you vote “FOR” the proposed amendment to our Certificate of Incorporation to increase our common stock to 50 million shares and authorized preferred stock to 10 million shares.

EXECUTIVE OFFICERS

Officers

Our executive officers are appointed by, and serve at the designation of, the Board of Directors. All of our executive officers are employed on a full-time basis. No family relationship exists between any executive officer of our company. Our executive officers, together with their respective ages and certain biographical information, are as set forth below.

NAME	AGE	POSITION
David E. Tether	54	Chief Executive Officer
Peter W. DeVecchis	55	President
Samuel F. Occhipinti	57	Chief Financial Officer
Michael D’Amelio	46	Secretary

David E. Tether, Chief Executive Officer. See information under the heading “Election of Directors” of this Proxy Statement.

Peter W. DeVecchis, President. Mr. DeVecchis, who became our President in May 2004, is an accomplished manager with twenty-five years experience in sales, marketing and new business development. Prior to joining us, he served as Vice President, Sales and Marketing of 4uDoctor, Inc., a provider of web-based technology services to assist healthcare practitioners reduce their costs of procuring operational supplies. From 1998 to 2001, he served as Vice President Sales of Consumers Interstate Corp, a wholesale distributor of MRO products. From 1996 to 1998, he was Vice President Sales, Business Unit Director Pharmacy Groups for Moore Medical Corp., a full line wholesale distributor of pharmaceutical and health-care products. From 1988 to 1996, Mr. DeVecchis was Vice President Sales and Marketing for United Abrasive, Inc., a manufacturer of industrial abrasive products. From 1985 to 1988, he served as Vice President Sales and Marketing for Beaverite Products, Inc., a manufacturer of customized information packaging. From 1973 to 1985, he was Vice President Sales and Marketing for Canberra Industries, Inc., a nuclear electronics company. Mr. DeVecchis earned his MBA from University of New Haven and his BS in Business Management from Charter Oak College in Connecticut.

Samuel F. Occhipinti, Chief Financial Officer. Mr. Occhipinti became our Chief Financial Officer in May 2004. Since July 1999, Mr. Occhipinti has been Managing Director and President of Venture Partners Capital LLC a NASD registered broker/dealer focused on corporate finance and merger and acquisition transactions. He earned his bachelor’s degree in finance from Boston College in 1968.

Michael A. D’Amelio, Secretary. See information under the heading “Election of Directors” of this Proxy Statement.

Code of Conduct

We have not adopted a code of conduct. Companies whose equity securities are listed for trading on the Bulletin Board and not on Nasdaq or a national securities exchange are not currently required to do so. We anticipate, however, that we will adopt such a code during 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners were current, except that Form 3s for each of David Lindahl and Barry DeGroot and a Form 4 for David Tether disclosing the grant of options were filed late.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2003, 2002 and 2001 by our chief executive officer. None of our officers made at least $100,000 during the past fiscal year.

Summary Compensation Table

							Long Term Compensation
	Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options	LTIP Payouts	All Other Compensation
David E. Tether Chief Executive Officer	2003 2002 2001	$ $ $	42,789 38,221 59,134	0 0 0	$0 0 52,500	(1)	0 0 0	115,000 0 0	0 0 0	0 0 0

(1)	Represents 5,000 shares of common stock issued for service on the Board valued at $3.00 per share and 12,500 shares of common stock issued in lieu of cash payment for salary valued at $3.00 per share.

Compensation Arrangements

We have employment agreements with David E. Tether, our Chief Executive Officer, and Peter DeVecchis, our President.

Mr. Tether receives an annual base salary of $125,000 and is eligible for a $75,000 based on goals to be agreed by us and Mr. Tether. Mr. Tether will also be entitled to receive the standard benefits available to all of our employees.

We may terminate Mr Tether at any time. If we terminate him, we agreed to pay Mr. Tether severance of six months of his annual salary paid though a continuation of periodic salary payments at normal payroll periods. If Mr. Tether is terminated as a result of a change in control of our company, his severance will be one year of his annual salary. If Mr. Tether is terminated for cause, he will not be entitled to any severance. The term “cause” means Mr. Tether’s gross negligence, gross misconduct, breach of fiduciary duty to our company or our stockholders, or indictment or arrest for any criminal offenses.

Mr. DeVecchis receives an annual base salary of $125,000 and is eligible for a $75,000 based on goals to be agreed by us and Mr. DeVecchis. Mr. DeVecchis will also be entitled to receive the standard benefits available to all of our employees. He is also entitled to a restricted stock award of 20,000 shares of our common stock each year over the next five years with the first 20,000 shares to be earned in May 2005, the first anniversary of his employment with us. In the event that he is terminated for “cause”, all unearned shares are forfeited. Further, if he is terminated other than for cause during the first five months of his employment, all unearned shares are forfeited. Upon termination other than for “cause” after the first five months of employment, he will be entitled to one half of all of the remaining unearned shares.

We may terminate Mr DeVecchis at any time. If we terminate him during the first five months of his employment, we agreed to pay Mr. DeVecchis severance of three months of his annual salary paid though a continuation of periodic salary payments at normal payroll periods. If we terminate him after the first five months of his employment, his severance will be six months of his annual salary. If Mr. DeVecchis is terminated after the first five months of his employment as a result of a change in control of our company, his severance will be one year of his annual salary. If Mr. DeVecchis is terminated for cause, he will not be entitled to any severance. The term “cause” means Mr. DeVecchis’ gross negligence, gross misconduct, breach of fiduciary duty to our company or our stockholders, or indictment or arrest for any criminal offenses.

For purposes of these employment agreements, the term “change of control” means a sale or transfer, in one transaction, of 51% or more of our issued and outstanding shares, but excluding normal public trading of our shares or one or more secondary offerings of our shares.

Mr. Tether and Mr. DeVecchis also executed our company’s Nondisclosure and Noncompete Agreement, which all of our employees are obligated to sign, that provides that each employee will not compete with us during their employment and for six months thereafter and to always keep confidential our trade secrets and other confidential information.

2003 Stock Option Plan

We adopted our 2003 Stock Option Plan in July 2003 and amended it in June 2004. For a description of our 2003 Stock Option Plan, see “Proposal 2—Ratify Our 2003 Stock Option Plan.”

Stock Option Grants

The following table sets forth the stock option grants made by us to the named executive officer in the Summary Compensation Table during 2003:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(1)	Expiration Date
David E. Tether	115,000	47%	2.00	8/1/2006

Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year

The following table sets forth the aggregate of options exercised in the year ended December 31, 2003 and the value of options held at December 31, 2003 for the named executive officer in the Summary Compensation Table.

Option Exercises/Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/Warrants at Fiscal Year End Exercisable/Un-exercisable	Value of Unexercised In-the-money Options/Warrants At Fiscal Year End Exercisable/Un-exercisable(1)
David E. Tether	0	$0	115,000/0	$115,000/$0

(1)	The dollar value was calculated by determining the difference between the fair market value at December 31, 2003 of the common stock underlying the options and the exercise prices of the options. The imputed value of our common stock as of such date was $3.00. Our common stock did not commence trading on the Over-the-Counter Bulletin Board until February, 2004.

The following table summarizes our equity compensation plans for officers, directors, employees and consultants as of December 31, 2003.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	None	N/A	None
Equity compensation plans not approved by security holders	375,118	$2.18	507,500
Total	375,118	$2.18	507,500

In July 2003, our Board of Directors adopted our 2003 Stock Option Plan. The terms of the plan are more fully described above under “Proposal 2—Ratify Our 2003 Stock Option Plan”. In August 2003 we granted options to certain officers, directors and employees to purchase up to 242,500 shares of common stock exercisable at $2.00 per share. The options expire in August 2006.

In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public company. As consideration for these services, we paid Cytation $25,000, agreed to pay an additional $25,000 when we became a public company, and issued 663,089 shares of our common stock and a warrant to purchase 132,618 shares of common stock. The warrant is exercisable at $3.15 per share. Since December 31, 2003, the number of shares and exercise price are subject to certain anti-dilution adjustment as a result of recent issuance of our capital stock. The warrant is exercisable commencing January 7, 2005 and for four years thereafter.

Our Board and Committees of the Board

In June 2004, we terminated our only two formal committees the audit committee and the compensation committee. Our full Board of Directors will perform the functions of our audit and compensation committees.

Our Board intends to establish an audit committee and designate audit committee members that will consist of at least two directors, each of whom will be independent and financially literate and at least one of whom will serve as a financial expert. It is the Board’s intention that the composition of the audit committee will satisfy the independence requirements of the Nasdaq Stock Market and the SEC.

Furthermore, our Board intends to establish a compensation committee and designate committee members that will consist of at least two directors, each of whom will be independent.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or, subject to certain notice requirements, by any stockholder entitled to vote for the election of directors.

Special meetings may be held from time to time to consider matters for which approval of the Board of Directors is desirable or is required by law. Our Board of Directors met twice and acted by written consent twice during 2003. The Audit and Compensation Committees were formed in July 2003 and did not meet during 2003.

Prior to our Board withdrawing our audit committee, our audit committee members, David Lindahl and Barry DeGroot adopted the following audit committee report in connection with the financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2003. Mr. DeGroot resigned from our Board in May 2004.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with management of Solomon Technologies, Inc. (“Solomon”) and Radin, Glass & Co., LLP (“Radin Glass”) the audited financial statements of Solomon contained in Solomon’s Annual Report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee has also discussed with Radin Glass the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of Solomon’s financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Radin Glass required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Radin Glass its independence from Solomon.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Solomon’s Annual Report on Form 10-KSB for its 2003 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

/s/	DAVID LINDAHL

/s/	BARRY DEGROOT

Compensation of Directors

We intend to establish a compensation plan for all non-employee directors which we anticipate will include a combination of cash compensation and equity. Employee directors will not receive compensation for their service as directors. We will reimburse each of our directors for reasonable travel expenses incurred in connection with attending all Board and Board committee meetings. During 2003, we issued to each of our non-employee directors for their service as members of our Board an option to purchase 10,000 shares of common stock exercisable at $2.00 per share. These options expire in August 2006.

OWNERSHIP OF OUR SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our common stock, excluding persons who are our executive officers, directors or director nominees, as of June 30, 2004.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OUTSTANDING
Woodlaken, LLC(1) Mill Crossing, Bldg. A 1224 Mill Street East Berlin, CT 06023	2,806,474	36.3%
Pinetree (Barbados) Inc.(2) c/o Ward Patel & Co., The Gables Haggat Hall, St. Michael, Barbados	2,192,948	30.8%
SB Venture Capital III(3) 90 Park Avenue, New York, NY 10016	900,000	15.4%
Jezebel Management Corporation(4) 1201 Hayes Avenue, Tallahassee, FL 32301	750,000	13.2%
Donald Capoccia(5) 47 Great Jones St., New York, NY 10012	450,000	8.4%
SB Venture Capital IV(6) 90 Park Avenue, New York, NY 10016	300,000	5.7%
Ann Poyas(7) 1102 Marina Drive, Tarpon Springs, FL 34689	285,000	5.4%

(1)	Represents 150,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 300,000 shares of common stock issuable upon exercise of warrants, and 2,356,474 shares of Series A Preferred Stock which Woodlaken, LLC has irrevocable proxies to vote on substantially all matters for which Series A Preferred Stockholders have the right to vote. Gary Laskowski and Jonathan Betts are the managers of Woodlaken, LLC.
(2)	Represents 921,474 shares of common stock issuable upon conversion of Series A Preferred Stock and 1,271,474 shares of common stock issuable upon exercise of warrants.
(3)	Represents 300,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 600,000 shares of common stock issuable upon exercise of warrants.
(4)	Represents 250,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 500,000 shares of common stock issuable upon exercise of warrants. Jezebel Capital Management is wholly-owned by Michael D’Amelio.
(5)	Represents 150,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 300,000 shares of common stock issuable upon exercise of warrants.
(6)	Represents 100,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 200,000 shares of common stock issuable upon exercise of warrants.
(7)	Includes 105,000 shares of common stock owned by her husband, Donald Poyas.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2004. The information in this table provides the ownership information for

•	each of our directors and director nominees,

•	each of our executive officers, and

•	our executive officers, directors and director nominees as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is Solomon Technologies, Inc., 1400 L & R Industrial Boulevard, Tarpon Springs, Florida 34689.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OUTSTANDING
David E. Tether,(1) Chief Executive Officer and Director	1,428,596	28.6%
Gary M. Laskowski(2) Chairman of the Board	450,000	8.4%
Peter W. DeVecchis(3) President	0	0
Jonathan D. Betts(4) Director Nominee	450,000	8.4%
Michael D’Amelio(5) Secretary and Director	750,000	13.2%
David Lindahl(6) Director	25,000	<1%
Samuel F. Occhipinti Chief Financial Officer	0	0
All Executive Officers and Directors as a Group (7 persons)(7)	2,653,596	42.7%

(1)	Includes 24,234 shares of common stock owned by his wife, Cynthia K. McMullen-Tether and also includes 26,810 shares of common stock issuable upon exercise of options granted to Ms. McMullen-Tether at an exercise price of $1.00 per share which expire in April 2009. Includes 115,000 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006 and 47,807 shares of common stock issuable upon exercise of options at an exercise price of $1.00 per share which expire in April 2009.
(2)	Represents 150,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken, LLC. Mr. Laskowski and Jonathan Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Excludes 2,356,474 shares of Series A Preferred Stock which Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A Preferred Stockholders have the right to vote. Mr. Laskowski is not the beneficial owner of the 2,356,474 shares of Series A Preferred Stock or the underlying common stock because neither Woodlaken nor Mr. Laskowski has any pecuniary interest in such securities
(3)	Excludes up to 100,000 shares of common stock which Mr. DeVecchis may be entitled pursuant to a restricted stock award of 20,000 shares of our common stock each year over the next five years with the first 20,000 shares to be earned in May 2005.

(4)	Represents 150,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken, LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Betts disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Excludes 2,356,474 shares of Series A Preferred Stock which Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A Preferred Stockholders have the right to vote. Mr. Betts is not the beneficial owner of the 2,356,474 shares of Series A Preferred Stock or the underlying common stock because neither Woodlaken nor Mr. Betts has any pecuniary interest in such securities
(5)	Represents 250,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 500,000 shares of common stock issuable upon exercise of warrants owned directly by Jezebel Capital Management, an entity wholly-owned by Mr. D’Amelio.
(6)	Includes 10,000 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.
(7)	Represents 400,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 884,617 shares of common stock issuable upon exercise of warrants and options, and 1,368,979 shares of common stock. Excludes 2,356,474 shares of Series A Preferred Stock which Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A Preferred Stockholders have the right to vote. See notes (2) and (4) above.

CERTAIN TRANSACTIONS

Acquisition Agreements

Arrowcore Acquisition

In September 2002, we issued to Ann Poyas, our former Chief Operating Officer and a former director, and her husband, Donald Poyas, our former Vice President of Procurement, an aggregate of 75,000 shares of common stock for substantially all of the assets of their company, Arrowcore Products, LC. Arrowcore has developed carbon fiber material for, among other uses, marine sails.

Intellectual Property Rights Purchase

On June 19, 2003, we acquired from David E. Tether for 1 million shares of common stock all of his interest in the intellectual property rights he owns that is necessary or desirable for use in our business as currently engaged or as proposed to be engaged. These rights include

•	the actual construction of the motor (such as the number of poles and magnets and the techniques used to construct it), which is the foundation of our STEW and STEM series,

•	the technology in our motors which provides for regenerative feedback, and

•	the techniques used by a digital controller in our ST-EPS that control the motor under various sailing conditions.

Operating Agreements

Homewood Agreement

Homewood Products Corp. has been manufacturing our electric motors since 1996. Barry DeGroot, a former director and a former member of our Board’s Audit and Compensation Committees, is the president of Homewood. In August 2003, we negotiated an agreement with Homewood which provides for Homewood to continue to manufacture our motors. The agreement provides that we will purchase from Homewood not less than 100 electric motors at our most favorable rate offered by Homewood. The agreement continues through December 2004 which renews automatically every year unless either party terminates the agreement on at least three months notice before the end of the year. As long as we meet our annual commitment of purchases, Homewood will not accept purchase orders for electric motors from anyone else for marine applications and that we will not purchase electric motors from any other manufacturer. We also agreed to provide Homewood the opportunity, on a non-exclusive basis, to develop new products within Homewood’s scope of business for marine application opportunities targeted by us. Over the past three years, we have never paid Homewood more than $60,000 in any year. Mr. DeGroot resigned from our Board in May 2004.

Equity Issuances

In January 2003, we issued 105,000 shares of common stock to Ann Poyas, our former Chief Operating Officer and a former director, 80,000 shares to Don Poyas, Ann’s husband and our former Vice President of Procurement, 50,000 shares of common stock to Michael Poyas, Ann and Don’s son who provides us services, as consideration for unpaid compensation and unreimbursed expenses in the aggregate amount of $470,000.

In June 2003, we issued 12,500 shares of our common stock to Cynthia McMullen-Tether. The shares were issued in lieu of accrued salary in the amount of $25,000.

In August 2003, as partial consideration for their past contributions to our company and to encourage their continued service, we issued to certain of our officers, directors and employees an aggregate of 242,500 stock options under of 2003 Stock Option Plan. The options are exercisable at $2.00 per shares and expire in August 2006. These options included an option granted to David E. Tether to purchase 115,000 shares of our common stock.

In April 2004, we settled with various employees to accept a significant reduction in the amount of back-pay owing to them. We reduced the amount by which we are obligated to pay such employees by approximately $180,000. As partial consideration for waiving a portion of such back pay, we granted these employees stock options to purchase our common stock. Among these employees are David Tether and Cynthia McMullen-Tether. Mr. Tether waived $47,807 of unpaid salary and we granted him an option to purchase 47,807 shares of common stock. Ms. McMullen-Tether waived $26,810 of unpaid salary and we granted her an option to purchase 26,810 shares of common stock. The options, which are granted under our 2003 Stock Option Plan, are exercisable at $1.00 per share and terminate on April 14, 2009.

May 2004 Private Placement

Series A Preferred Stock—Overview

On May 13, 2004, we completed a private placement of 1,745,000 shares of Series A Preferred Stock and 3,490,000 warrants, each warrant entitling the holder to purchase one share of our common stock, par value $0.001 per share. We received gross proceeds from the offering, before deducting any placement agent fees or costs, of $1,745,000.

The offering was placed by First Dunbar Securities Corporation of Boston, Massachusetts on a “best efforts” basis. We paid First Dunbar placement fees of $148,325, which is 8.5% of the gross proceeds of the offering, plus out-of-pocket expenses. We also granted First Dunbar a ten year warrant to purchase 250,000 shares of our common stock at $0.33 per share.

Woodlaken LLC

Woodlaken LLC, a Connecticut limited liability company, serves as the representative of the holders of the Series A Preferred Stock. Each holder of Series A Preferred Stock gave Woodlaken an irrevocable proxy to vote his or her shares of Series A Preferred Stock for directors and other matters to which the Series A Preferred Stock is entitled a vote. This means that Woodlaken will be able to elect a majority of our Board of Directors and exercise significant influence over all matters requiring stockholder approval, including the approval of significant corporate transactions.

Woodlaken purchased in the private placement, and now directly owns, 150,000 shares of Series A Preferred Stock and warrants to purchase 300,000 shares of common stock, for an aggregate purchase price of $150,000. Woodlaken, by virtue of the proxies granted by the other holders of the Series A Preferred Stock, has voting rights over all of the outstanding Series A Preferred Stock and, therefore, the ability to determine the majority of our Board of Directors, and is the beneficial owner of 36% of our common stock.

The managers of Woodlaken are Gary M. Laskowski, our Chairman of the Board, and Jonathan D. Betts, a nominee to serve as one of our directors.

Exchange of Pinetree Secured Note for Series A Preferred Stock

In July 2003, we settled a lawsuit brought by Pinetree (Barbados), Inc. against us for breach of a convertible promissory note owing to Pinetree in the original principal amount of approximately $536,000. Our obligation under the settlement was issuing to Pinetree a new secured convertible promissory note in the principal amount of $572,490.22. The outstanding principal amount of the note was convertible by Pinetree at $1.4635 per share.

The note originally required us to pay $50,000 by December 15, 2003 and the balance due May 31, 2004. In December 2003, we and Pinetree agreed, among other changes, to extend the $50,000 mandatory payment to February 16, 2004. As consideration for amending the note, we issued Pinetree a warrant to purchase 50,000 shares of our common stock.

Simultaneous with the closing of the May 2004 private placement, Pinetree exchanged all of its outstanding principal and accrued interest on the note, in the aggregate amount of $621,474, for 621,474 shares of Series A Preferred Stock and warrants to purchase 621,474 shares of common stock at $1.00 per share. Pinetree also purchased in the May 2004 private placement 300,000 shares of Series A Preferred Stock and 600,000 warrants for $300,000.

We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. To the extent we may enter into any agreements with related parties in the future, the Board of Directors has determined that such agreements must be on similar terms.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock currently consists of 25,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The following summary of certain provisions of the common stock and the preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and Bylaws and by the provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect the two Common Stockholder Directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to receive ratably, net assets available after the payment of

•	all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,

•	all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and

•	all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

As of June 30, 2004, there were 4,925,378 shares of common stock outstanding held by approximately 662 stockholders of record.

Preferred Stock

Our Board of Directors is authorized, without further stockholder approval, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Our Board may fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Series A Preferred Stock

As of June 30, 2004, there were 3,000,000 shares of Series A Preferred Stock designated, of which 2,506,474 shares are issued and outstanding. No other class of preferred stock is designated or outstanding. A summary of the terms of our Series A Preferred Stock is described below:

•

Dividend. The holders of the Series A Preferred Stock are entitled to receive, if, when and as declared by our Board of Directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, compounded quarterly, subject to adjustment for stock splits and similar transactions. The dividends will be accruing and cumulative and will be payable upon the earlier to occur of redemption or liquidation, if not paid earlier. The holders of the Series A Preferred Stock will be entitled to participate in any dividends paid to our common stockholders on an as converted basis.

•	Voting. The holders of Series A Preferred Stock are entitled to vote, together with the holders of common stock, as a single class. The holders of Series A Preferred Stock will have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible. Common stockholders have one vote per share. Additionally, the affirmative vote of 75% of the Series A Preferred Stock is required to:

•	amend our Certificate of Incorporation or Bylaws;

•	re-classify any common stock or establish any other class or classes of stock of equal or superior priority to that of the Series A Preferred Stock;

•	create or authorize any additional shares of Series A Preferred Stock;

•	effect any sale, liquidation, winding up, or merger;

•	sell any assets not in the ordinary course of business or pursuant to any transaction in which control is transferred;

•	declare or pay any dividend on the common stock or repurchase or redeem any of our capital stock;

•	engage in any action which would adversely affect the holders of the Series A Preferred Stock;

•	incur any indebtedness other than trade debt in the ordinary course of business; or

•	purchase the securities of another company.

•	Board. Our Board of Directors consist of five members. Holders of Series A Preferred Stock are entitled to designate three directors. Holders of common stock are entitled to designate the other two directors.

•	Liquidation. In the event of any liquidation, the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of common stock an amount equal to $1.00 per share multiplied by four until April 29, 2005, five until April 29, 2006, and six until April 29, 2007 and any year thereafter, plus any accrued but unpaid dividends. After the payment of the liquidation preference to the holders of the Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of the common stock and the Series A Preferred Stock on an as converted basis. A merger, consolidation, sale of assets, sale of any business unit, division or subsidiary, or a transaction in which voting control of our company is transferred will be treated as a liquidation.

•	Conversion. Each share of the Series A Preferred Stock may be redeemed and converted at any time, at our option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A Preferred Stock may be converted at any time, at the option of the holder, initially into one share of common stock. The conversion price will be subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar transactions.

•	Redemption. Shares of Series A Preferred Stock are redeemable, in whole or in part, at the option of the holders on or after April 29, 2007. The redemption value will be the $6.00 per share plus accrued or accumulated and unpaid dividends.

•	Preemptive Rights. Holders of Series A Preferred Stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock.

•	Anti-Dilution Protection. The number shares of common stock into which the Series A Preferred Stock is convertible are subject to adjustment to prevent dilution in the event of

•	a stock split, stock dividend or recapitalization (e.g., restructuring of debt into equity), or

•	issuance of additional shares of common stock (or other security of instrument convertible into common stock) at a per share purchase price that is less than the per share price at which the Series A Preferred Stock may be converted into common stock, after giving effect to any earlier adjustments. Adjustment of the number of shares is on a standard, weighted-average, anti-dilution basis.

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law

Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws could make more difficult the acquisition of our company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

Control of Board by Series A Preferred Stockholders. As long as at least 65,000 shares of Series A Preferred Stock is outstanding, the holders of our Series A Preferred Stock will be entitled to elect three out of five members of our Board of Directors. The right to vote all of the Series A Preferred Stock for such members of the our Board are held by Woodlaken LLC. In addition, certain significant corporate transactions require approval of the holders of Series A Preferred Stock. Woodlaken controls substantially all of the voting rights over the Series A Preferred Stock with respect to such matters. A person or group which controlled more than half of our outstanding common stock would not be able to control our Board of Directors as long as the Series A Preferred Stock remains outstanding.

Issuance of preferred stock. As noted above, our Board of Directors, without stockholder approval, has the authority under our Certificate of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of us or make removal of management more difficult.

No cumulative voting in the election of directors. Our common stockholders are not permitted to cumulate their votes in the election of directors. As a result, common stockholders owning a majority of our common stock may elect all of the Common Stockholder Directors.

Special meetings of our stockholders may be called only by the Board of Directors. Our Bylaws only permit the Board to call a special meeting of stockholders. Stockholders do not have the right to call a special meeting of stockholders.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company. These provisions, however, could discourage potential acquisition proposals and could complicate, delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

The Delaware General Corporation Law

We are not subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include

•	any merger or consolidation involving the corporation and the interested stockholder,

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder,

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder,

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We paid the following fees to our independent auditor during 2003. We did not pay any fees to our independent auditor in 2002.

Year Ending	Audit Fees(1)	Audit- Related Fees	Tax Fees	All Other Fees
2003	$46,000	$0	$0	$0

(1)	Audit Fees consist of fees for professional services rendered by Radin, Glass & Co., LLP for the audit of our annual financial statements and a review of the interim financial statements included in the Form SB-2 registration statement filed during 2003 and effective in January 2004.

COMMUNICATIONS FROM STOCKHOLDERS AND NOMINATIONS FOR DIRECTORS

We do not currently have a nominating committee. Our Board of Directors may consider candidates recommended by our stockholders as well as from other sources such as directors and officers, third party search firms or other appropriate sources. For all potential candidates, our Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, conflicts of interest, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our shareholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Board of Directors, it should submit any pertinent information regarding the candidate to the attention of Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689.

If a stockholder wishes to nominate a candidate to be considered for election as a director at an annual meeting of stockholders using the procedures set forth in our Bylaws, it must follow the procedures described in Section 3.2(d) of our Bylaws.

Section 3.2(d) of our Bylaws states that nominations of persons for election to our Board of Directors may be made at a meeting of stockholders by any of our stockholders entitled to vote in the election of Directors at the meeting who complies with the following notice procedures.

Such nominations must be made pursuant to timely notice in writing to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by our secretary not later than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that if either:

•	the date of the annual meeting is advanced more than 30 days or delayed (other than as a result of adjournment) more than 60 days from such an anniversary date, or

•	no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

The term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Such stockholder’s notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of our company which are beneficially owned by such person;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

Such stockholder’s notice shall also set forth, as to such stockholder giving notice:

•	a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name and address, as they appear on our company’s books, of the stockholder making such nomination,

•	the class and number of shares of the corporation which are beneficially owned by the stockholder; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to our Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall be disregarded.

Notices of intention to present nominees should be addressed to Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Appendix I

Solomon Technologies, Inc.

2003 Stock Option Plan

Adopted July 31, 2003

Amended June 10, 2004

1. Purpose of the Plan. The Solomon Technologies, Inc. 2003 Stock Option Plan (the “Plan”) is intended to advance the interests of Solomon Technologies, Inc. (the “Company”) by inducing individuals, and eligible entities (as hereinafter provided) of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company, by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee Directors, consultants and advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of “Options”, which term as used herein includes both “Incentive Stock Options” and “Nonstatutory Stock Options” (as hereinafter defined) to employees, non-employee Directors, consultants and advisors.

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”) or by a committee (the “Committee”) chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

3. Shares Subject to the Plan. The stock subject to Options granted under the Plan shall be shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), whether authorized but unissued or held in the Company’s treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate two million (2,000,000) shares, plus such number of Common Stock shares issuable upon the exercise of Reload Options (as hereinafter defined) granted under the Plan, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the un-purchased shares subject thereto shall again be available for Options under the Plan.

4. Participation. The class of individual or entity that shall be eligible to receive Options under the Plan shall be (a) with respect to Incentive Stock Options described in Section 6 hereof, all employees (including officers) of either the Company or any subsidiary corporation of the Company, and (b) with respect to Nonstatutory Stock Options described in Section 7 hereof, all employees (including officers) and non-employee Directors of, or consultants and advisors to, either the Company or any subsidiary corporation of the Company; provided, however, that Nonstatutory Stock Options shall not be granted to any such consultants and advisors unless (i) bona fide services have been or are to be rendered by such consultant or advisor and (ii) such services are not in connection with the offer or sale of securities in a capital raising transaction. For purposes of the Plan, for an entity to be an eligible entity, it must be included in the definition of “employee” for purposes of a Form S-8 Registration Statement filed under the Securities Act of 1933, as amended (the “Act”). The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees and non-employee Directors of, and the consultants and advisors to, the Company and its subsidiary corporations to whom Options shall be granted, and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant.

5. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable, the exercise price per share thereof, and such other terms and provisions not inconsistent with this Plan.

6. Incentive Stock Options. The Board of Directors or the Committee may grant Options under the Plan, which Options are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code (referred to herein as an “Incentive Stock Option”):

(a) No Incentive Stock Option shall be granted to individuals other than employees of the Company or of a subsidiary corporation of the Company.

(b) Each Incentive Stock Option under the Plan must be granted prior to the date which is ten (10) years from the date the Plan initially was adopted by the Board of Directors of the Company.

(c) The exercise price of the shares of Common Stock subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (a “Principal Stockholder”), the exercise price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

(d) No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to a Principal Stockholder, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 12 hereof.

(e) For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

(f) For purposes of the Plan, and except as otherwise provided herein, fair market value shall be determined by the Board of Directors or the Committee. If the Common Stock is listed on a national securities exchange or traded on the over-the-counter market, fair market value shall be the last sale price or, if not available, the closing bid price or, if not available, the high bid price of the Common Stock quoted on such exchange, or on the over-the-counter market as reported by The Nasdaq Stock Market (“Nasdaq”) or if the Common Stock is not listed on Nasdaq, then by the National Quotation Bureau, Incorporated, as the case may be, on the day immediately preceding the day on which the Option is granted or exercised, as the case may be, or, if there is no last sale or bid price on that day, the last sale price, closing bid price or high bid price on the most recent day which precedes that day and for which such prices are available.

7. Nonstatutory Stock Options. The Board of Directors or the Committee may grant Options under the Plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a “Nonstatutory Stock Options”). Nonstatutory Stock Options which are not intended to meet those requirements shall be subject to the following terms and conditions:

(a) A Nonstatutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to Section 4(b) hereof.

(b) The exercise price of the shares of Common Stock subject to a Nonstatutory Stock Option shall be determined by the Board of Directors or the Committee, in its sole discretion, at the time of the grant of the Nonstatutory Stock Option.

(c) A Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board of Directors or the Committee (subject to earlier termination as expressly provided in Section 11 hereof).

8. Reload Feature. The Board of Directors or the Committee may grant Options with a reload feature. A reload feature shall only apply when the exercise price is paid by delivery of Common Stock (as set forth in Section 13(b)(ii)). The Stock Option Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the exercise price in shares of Common Stock, a reload stock option (the “Reload Option”) to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock used to exercise the Option, and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option. The terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following exceptions: (i) the exercise price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a Principal Stockholder, shall be one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date of grant of the Reload Option and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a Principal Stockholder or is a Nonstatutory Stock Option, shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option. The Reload Option shall be evidenced by an appropriate amendment to the Stock Option Agreement for the Option which gave rise to the Reload Option. In the event the exercise price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

9. Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.

10. Alternate Stock Appreciation Rights.

(a) Concurrently with, or subsequent to, the award of any Option to purchase one or more shares of Common Stock, the Board of Directors or the Committee may, in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Board of Directors or the Committee may prescribe, award to the optionee with respect to each share of Common Stock covered by an Option (“Related Option”), a related alternate stock appreciation right (“SAR”), permitting the optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. An SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. An SAR granted with respect to a Nonstatutory Stock Option may be granted together with, or subsequent to, the grant of such Related Option.

(b) Each SAR granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by an SAR Agreement which shall be executed by the Company and by the individual or entity to whom such SAR is granted. The SAR Agreement shall specify the period during which the SAR is exercisable, and such other terms and provisions not inconsistent with the Plan.

(c) An SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of an SAR has a current right to exercise, the SAR may be exercised from time to time by delivery by the holder thereof to the Company at its principal office (attention: Secretary) of a written notice of the number of shares with respect to which it is being exercised. Such notice shall be accompanied by the agreements evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR Agreement and the Related Option Agreement the number of shares which have been exercised thereunder and the number of shares that remain exercisable under the SAR and the Related Option and return such SAR and Related Option to the holder thereof.

(d) The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the exercise price per share of the Related Option; provided, however, the Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company’s obligation for withholding taxes with respect to such payment.

(e) The amount payable by the Company to an optionee upon exercise of an SAR may, in the sole determination of the Company, be paid in shares of Common Stock, cash or a combination thereof, as set forth in the SAR Agreement. In the case of a payment in shares, the number of shares of Common Stock to be paid to an optionee upon such optionee’s exercise of an SAR shall be determined by dividing the amount of payment determined pursuant to Section 10(d) hereof by the fair market value of a share of Common Stock on the exercise date of such SAR. For purposes of the Plan, the exercise date of an SAR shall be the date the Company receives written notification from the optionee of the exercise of the SAR in accordance with the provisions of Section 10(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the optionee the amount of cash due such optionee or a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified herein.

(f) SARs shall terminate or expire upon the same conditions and in the same manner as the Related Options, and as set forth in Section 12 hereof.

(g) The exercise of any SAR shall cancel and terminate the right to purchase an equal number of shares covered by the Related Option.

(h) Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock as to which the Related Option was exercised or terminated.

(i) An SAR granted pursuant to the Plan shall be exercisable only by the optionee hereof during the optionee’s lifetime and, subject to the provisions of Section 10(f) hereof.

(j) An SAR granted pursuant to the Plan shall not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any SAR or of any rights granted thereunder contrary to the foregoing provisions of this Section 10(j), or the levy of any attachment or similar process upon an SAR or such rights, shall be null and void.

11. Transferability. No Option granted under the Plan shall be transferable by the individual or entity to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

12. Termination of Employment or Death.

(a) Subject to the terms of the Stock Option Agreement, if the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a subsidiary corporation of the Company shall be terminated for any reason, then the non-vested portion of his or its Option shall expire forthwith. Subject to the terms of the Stock Option Agreement, and except as provided in subsections (b) and (c) of this Section 12, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 12. For purposes of this subsection (a), an employee, non-employee Director, consultant or advisor who leaves the employ or services of the Company to become an employee or non-employee Director of, or a consultant or advisor to, a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization or the like shall not be considered to have terminated his employment or services.

(b) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee Director for or a consultant or advisor to, the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after the termination of his employment or services, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised by the estate of the employee or non-employee Director, consultant or advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director, consultant or advisor at any time within one (1) year after such death.

(c) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan ceases employment or services because of (i) permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee Director for or consultant or advisor to, the Company or a subsidiary corporation of the Company, or (ii) retirement pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory services, as the case may be, due to the disability or retirement.

(d) An Option may not be exercised pursuant to this Section 12 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

(e) For purposes of this Section 12, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

13. Exercise of Options.

(a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of, or continue to provide consulting or advisory services to, the Company or a subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Board of Directors or the Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred thousand dollars ($100,000), the Board of Directors or the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

(b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied, or followed within three (3) days of delivery thereof, by payment of the full exercise price of such shares, and payment of such exercise price shall be made by the holder’s delivery of (i) his check payable to the order of the Company, (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise, (iii) by “cash-less” exercise, if cash-less exercise is otherwise permitted by the Stock Option Agreement, or (iv) by the holder’s delivery of any combination of the foregoing (i), (ii) and (iii).

14. Adjustment Upon Change in Capitalization.

(a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, in the number of shares and exercise price per share subject to outstanding Options, and in any limitation on exerciseability referred to in Section 13(a)(ii) hereof which is set forth in outstanding Incentive Stock Options. If the Company shall be reorganized, consolidated, or merged with another corporation, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder which is intended to be an “incentive stock option” from being disqualified as such under the then existing provisions of the Code or any amendment thereto.

(b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

15. Further Conditions of Exercise.

(a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Act, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

(b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange or market on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable.

16. Effectiveness of the Plan. The Plan was adopted on by the Board of Directors on July 31, 2003, and shall be effective on said date, provided the Plan is approved by the stockholders of the Company in accordance with the requirements of the Internal Revenue Code and the Delaware General Corporation Law within twelve (12) months of said date. Options may be granted, but may not be exercised, prior to the date of such stockholder approval.

17. Termination, Modification and Amendment.

(a) The Plan (but not the Options or SARs granted pursuant to the Plan) shall terminate on a date within ten (10) years from the date of its adoption by the Board of Directors of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

(b) The Board of Directors may at any time, on or before the termination date referred to in Section 17(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present at a meeting of shareholders and entitled to vote thereon (or, in the case of action by written consent, a majority of the outstanding shares of capital stock of the Company entitled to vote thereon), increase (except as otherwise provided by Section 14 hereof) the maximum number of shares as to which Incentive Stock Options may be granted hereunder, change the designation of the employees or class of employees eligible to receive Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an “incentive stock option” from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

(c) No termination, modification, or amendment of the Plan may, without the consent of the individual or entity to whom any Option shall have been granted, adversely affect the rights conferred by such Option.

18. Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

19. Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board of Directors or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board of Directors or Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

20. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

21. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

22. Definitions. For purposes of the Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

23. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware.

[FRONT]

Solomon Technologies, Inc.

[Stockholder Information]

Mark this box with an X if you have made changes to your name or address details above.	☐

ANNUAL MEETING PROXY CARD

A Election of Directors

1.	To elect the following two (2) nominees as Common Stockholder Directors of the Company

The Board of Directors recommends a vote FOR both nominees.

	For	Withhold
David E. Tether	☐	☐
David Lindahl	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	FOR	AGAINST	ABSTAIN
2. To ratify the 2003 Stock Option Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To approve the amendment to our Certificate of Incorporation to increase our authorized common stock to 50 million shares and authorized preferred stock to 10 million.	☐	☐	☐

The stockholders will also act on any other business that may properly come before the meeting.

Mark here if you plan to attend the meeting	☐

C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature 1	Signature 2	Date:

[REVERSE]

Proxy for Common Stockholders — Solomon Technologies, Inc.

2004 ANNUAL MEETING OF STOCKHOLDERS – JULY 21, 2004

The undersigned, revoking all prior proxies, hereby appoints Peter DeVecchis and Samuel Occhipinti, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Solomon Technologies, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders of the Company to be held on July 21, 2004, at 10:00 a.m. (Local Time) and at any adjournments thereof.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting, or any adjournments thereof. Attendance of the undersigned at the 2004 Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing. This proxy is solicited on behalf of the Board of Directors. Please fill in, date, sign and mail this proxy card promptly using the enclosed postage-paid return envelope.

c/o Computershare Trust Company, Inc.

350 Indiana Street, Suite 800

Golden, Colorado 80401

Your vote is important. Please vote immediately.

Unless otherwise instructed, this proxy will be voted in accordance with the recommendations of the Board of Directors.